                                                                    EXHIBIT 99.1


                              IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                                        IN AND FOR NEW CASTLE COUNTY




IN RE CUSTOMEDIX CORPORATION   )        Consolidated
SHAREHOLDERS LITIGATION        )        C.A. No. 14812


                            STIPULATION OF SETTLEMENT

                  The parties to the above-captioned action (the "Consolidated Action"), by and through their respective attorneys, have entered into the following Stipulation of Settlement (the "Stipulation") subject to the approval of the Court of Chancery of the State of Delaware in and for New Castle County (the "Court"):
                  WHEREAS,

                  A. Customedix Corporation ("Customedix" or the "Company") is a Delaware corporation with its principal executive offices in Wallingford, Connecticut. Customedix is engaged in two principal industry segments: dental health care products and medical health care products.

                  B. Dr. Gordon S. Cohen is the Company's Chief Executive Officer and Chairman of its Board of Directors.

                  C. CUS Acquisition, Inc. (the "Buyer") is a Delaware corporation that will be wholly-owned by Dr. Cohen and a partnership comprised of trusts established for the benefit of Dr. Cohen and certain members of Dr. Cohen's family (the "Partnership"). The Buyer was recently organized for the purpose of effecting a merger with the Company.

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The Buyer will own approximately 51.07% of the issued and outstanding shares of common stock of Customedix prior to the consummation of the Merger (as hereinafter defined).

                  D. Martin L. Schulman, William T. Fitch, Elry C. Bird, Robert
S. Cooper, David H. Leigh and Robert N. Thomas, together with Dr. Cohen (collectively, the "Individual Defendants"), have constituted the Customedix Board of Directors (the "Board") from February 5, 1996 until present. On May 13, 1996, Adraine J. Tom also became a Director of the Company.

                  E. At a regularly scheduled meeting of the Board held on February 5, 1996, Dr. Cohen delivered to the Company a proposal to acquire all of the common shares of Customedix ("Common Stock") held by stockholders, other than Dr. Cohen and the Partnership, in a negotiated cash merger for $1.9375 per share in cash (the "Original Proposal").

                  F. In response to the Original Proposal, the Board appointed a special committee consisting of Messrs. Fitch and Thomas, each an independent, non-employee director of the Company (the "Original Special Committee"). The Original Special Committee was charged with, among other things, representing the interests of the unaffiliated stockholders of the Company and taking any and all actions necessary or advisable in connection with the evaluation and, if appropriate, the approval of the Original Proposal. Following the February 5, 1996 Board meeting, the Original Special Committee formally engaged Brody and Ober, P.C., as legal counsel, and Tucker Anthony Incorporated ("Tucker Anthony"), as financial advisor, with respect to the Original Proposal and related matters. After such appointment and prior to May 3, 1996, the Original Special Committee
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met on several occasions with its advisors.

                  G. On February 6, 1996, four putative class action complaints were filed in the Delaware Court of Chancery, which suits are styled as follows:
Katz v. Cohen, et. al., C. A. No. 14812; Manillo v. Cohen, et. al., C.A. No. 14813; Thomas Torre v. Cohen, et. al., C.A. No. 14814; and Sylvia Torre v. Cohen, et. al., C.A. No. 14818 (collectively, the "Complaints"). The Complaints generally allege that the course of conduct taken by Dr. Cohen in proposing, and by the Company and the other directors in responding to, the Original Proposal was in violation of the Board's fiduciary duty to the Company's stockholders. The Complaints all seek (i) to enjoin the Original Proposal, or, in the alternative, (ii) damages.

                  H. On May 3, 1996, the Original Special Committee and its counsel met with representatives of the Buyer and its counsel to negotiate the terms of the Original Proposal. At that meeting, the Buyer suggested that negotiations over the proposed price might be more productive if the Buyer understood the information on which the Original Special Committee was relying as well as the analysis of that information by the Original Special Committee and/or Tucker Anthony. The Original Special Committee distributed to the Buyer and its counsel the information prepared by Tucker Anthony and on which Tucker Anthony was relying in rendering advice to the Original Special Committee (the "Tucker Anthony Materials"). The parties agreed that they would engage in further discussion after the Buyer had an opportunity to review the Tucker Anthony Materials, and that a representative of Tucker Anthony should be present during such discussion.

                  I. On May 8, 1996, the Original Special Committee, representatives of
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the Buyer, their respective counsel and representatives of Tucker Anthony met to discuss the Tucker Anthony Materials and to negotiate a price in connection with the Original Proposal. After considerable discussion, both parties remained far apart on pricing with Tucker Anthony's representative indicating that he believed the Tucker Anthony Committee which would have to approve an opinion as to the fairness of the price would certainly support a price of $3.25 per share, probably support a price of $3.00 per share and perhaps a price as low as $2.90 per share. The Buyer indicated that it could not reach a price within the range suggested by the representative of Tucker Anthony, and the representative of Tucker Anthony indicated that he did not believe it would be worthwhile to seek to have Tucker Anthony consider rendering an opinion as to the fairness of a price lower than that range. The meeting concluded without an agreement on price.

                  J. Following the meeting, the Tucker Anthony representative advised the chairman of the Special Committee and counsel to the Special Committee that if Dr. Cohen wished to submit a price to Tucker Anthony for consideration, Tucker Anthony would advise the Special Committee as to its view of the fairness of such price. However, such advice would require payment by the Company of the $40,000 additional fee due to Tucker Anthony upon rendering of an opinion. Dr. Cohen refused to accept Tucker Anthony's condition for its consideration of an increased offer.

                  K. Later on May 8, Dr. Cohen advised the Company that he was withdrawing the offer under the Original Proposal.

                  L. On June 3, 1996, the Court entered an order consolidating the Complaints for all purposes under the caption In Re Customedix Corporation Shareholder
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Litigation, Cons. C.A. No. 14812 (the "Consolidated Action").

                  M. Also on June 3, 1996, counsel for Dr. Cohen engaged in settlement discussions with counsel for plaintiffs in the Consolidated Action. In connection with those discussions, on June 3, 1996, Dr. Cohen's attorneys informed the plaintiffs' attorneys that Dr. Cohen was willing to consider another merger proposal, provided the parties to the litigation could reach an agreement-in-principle to settle such litigation. After further arm's-length negotiations, the parties to the litigation, by their respective attorneys, entered into a Memorandum of Understanding on June 3, 1996, setting forth such an agreement-in-principle (the "MOU").

                  N. The MOU provided that Dr. Cohen and the Partnership agreed to make a merger proposal to the Company pursuant to which, subject to the approval of a merger agreement by Dr. Cohen, the Board and the stockholders of the Company, and further subject to the approval of the settlement by the Court, the Buyer would be merged with and into the Company, and each share of Common Stock (other than shares (i) held in the treasury of the Company, (ii) owned by the Buyer and (iii) held by stockholders who had not voted in favor of the Merger and who had otherwise properly exercised their rights for appraisal of such shares in accordance with Section 262 of the DGCL) would be converted into the right to receive, upon surrender of the certificate evidencing such share, $2.375 per share (the "Merger Consideration"), thereby increasing the consideration to be received by Customedix common stockholders under the Merger by $0.4375 per share (the "Merger Proposal").

                  O. The MOU was subject to various conditions including the completion
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of discovery sufficient to enable plaintiffs' counsel to determine the fairness of the Settlement; the execution of a Stipulation of Settlement; consummation of a merger pursuant to the Merger Proposal; and final approval by the Court of Chancery of the Settlement.

                  P. On June 4, 1996, Dr. Cohen delivered the Merger Proposal to the Company. In response to the Merger Proposal, the Board reconstituted the Special Committee (the "Special Committee"), consisting of the Original Special Committee and Adraine J. Tom, another independent, non-employee director of the Company. The Special Committee was charged, among other things, to represent the interests of the unaffiliated stockholders of the Company and take any and all actions necessary or advisable in connection with the evaluation and, if appropriate, the approval of the Merger Proposal. The Special Committee indicated that it intended to continue to engage Brody and Ober, P.C., as legal counsel. As a result of the discussions with Tucker Anthony on May 8, 1996, and given the terms and conditions of the MOU and the role of plaintiffs' counsel in connection therewith, neither Tucker Anthony nor any other financial advisor was retained to deliver an opinion with respect to the fairness of the Merger Consideration.

                  Q. After its appointment, the Special Committee held several telephonic meetings with its legal advisors to evaluate the Merger Proposal and the MOU, and the Special Committee and the Buyer, through their legal advisors, held discussions regarding, and agreed upon certain revisions to, the Agreement and Plan of Merger, dated as of June 10, 1996 (the "Merger Agreement"), pursuant to which the Buyer will be merged with and into the Company (the "Merger"). Under the Merger Agreement, the obligations of the
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Buyer and the Company are subject to several conditions, including the approval of the Settlement by the Delaware Court of Chancery.

                  R. On June 10, 1996, the Special Committee met and unanimously determined that the Merger Proposal was fair to, and in the best interests of, the stockholders of the Company (other than Dr. Cohen and the Partnership), and unanimously voted to recommend that the Board accept the Merger Proposal and approve the Merger Agreement and the Merger. After considering the recommendations of the Special Committee, the independent directors of the Board unanimously approved the Merger Proposal and the Merger Agreement. Thereafter, the full Board likewise unanimously approved the Merger Proposal and the Merger Agreement, and the Merger Agreement was executed immediately thereafter.

                  S. Pursuant to the MOU, plaintiffs' counsel reviewed defendants' document production in the litigation, conducted the depositions of Adraine Tom (a member of the Special Committee) and Dr. Gordon Cohen (the originator of the Merger Proposal), and reviewed preliminary stockholder disclosure materials relating to the Merger Proposal, including a preliminary draft of the proxy statement filed with the Securities and Exchange Commission on July 2, 1996 with respect to the Merger (the "Proxy Statement"). The Proxy Statement is expected to be mailed to the Company's stockholders on or about August 15, 1996. The special meeting of the Company's stockholders to consider the Merger Agreement is expected to be held on or about September 19, 1996.

                  T. In light of the events, negotiations and agreements described above, analysis of applicable law, and based on the discovery taken in the Consolidated Action,
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and after consultation with their financial expert Howard, Lawson & Co., counsel for plaintiffs have concluded that the terms and conditions of the settlement provided for in this Stipulation (the "Settlement") are fair, reasonable, and adequate to the plaintiffs and the class of stockholders represented in the Consolidated Action.

                  U. Plaintiffs enter into the Stipulation after taking into account (i) the financial benefits to the members of the Class (as defined below) from the Merger Proposal and the Merger Agreement, (ii) the risk of continued litigation, (iii) the desirability of permitting the Settlement to be consummated as provided by the terms of this Stipulation, and (iv) the conclusion of counsel for plaintiffs that the terms and conditions of the Settlement are fair, reasonable, adequate to the Customedix stockholders represented in the Consolidated Action. Plaintiffs and plaintiffs' counsel have agreed to the terms of the Settlement because, in their view, the Settlement achieves plaintiffs' objectives in the litigation, which were to assure that Customedix stockholders received fair value in exchange for their stock, and to provide independent representation for Customedix stockholder interests.

                  V. Customedix and the Individual Defendants consider the Merger Agreement and its terms to have satisfied all of the claims asserted in the Complaints.

                  W. Defendants have denied and continue to deny vigorously any liability with respect to all claims alleged in any of the Complaints, or any other claims arising out of the transactions described above. While maintaining their innocence of any fault or wrongdoing, and relying on the provision hereof that this Stipulation shall in no event be construed as or deemed to be evidence of an admission or concession on the part of defendants or any Released Person (as defined below) of any fault or liability whatsoever, and without conceding any infirmity in their defenses against the claims alleged in the Complaints, defendants consider it desirable that the Consolidated Action be settled and dismissed, subject to the terms and conditions herein, because the Settlement will (i) halt the substantial expense, inconvenience and distraction of continued litigation of plaintiffs' claims;
(ii) finally put to rest those claims; and (iii) dispel any uncertainty that may exist as a result of this litigation.

                  NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, subject to the approval of the Court, pursuant to Court of Chancery Rule 23, that any and all claims, rights, demands, actions, causes of action, suits, damages, losses, obligations, judgments, matters and issues of any kind or nature whatsoever, whether known or unknown, foreseen, unforeseen or unforeseeable, asserted or unasserted, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, hidden or concealed, matured or unmatured, material or immaterial, which have been, could have been, or in the future can or might be asserted in the Consolidated Action or in any court, tribunal or proceeding (including, but not limited to, any claims arising under state or federal law relating to any alleged fraud, breach of any duty, negligence, violations of federal securities laws or otherwise) (collectively "Claims") by or on behalf of plaintiffs in the Consolidated Action and/or any member of the Class (as defined below), whether individual, class, derivative, representative, legal, equitable or any other type or in any other capacity, which have arisen, arise now, or hereafter arise out of or relate in any manner whatsoever, directly or indirectly, to the allegations, facts, events, transactions, occurrences, acts, statements, representations, misrepresentations, omissions, or any other matter, thing or cause whatsoever, or any series thereof, involved, embraced, set forth, referenced in, or otherwise referred or related to, in any way, directly or indirectly, any of the Complaints, the Merger Agreement, the Original Proposal, the Merger Proposal, the Merger, any agreements or disclosures relating to the Original Proposal, the Merger Proposal, the Merger Agreement or the Merger, including but not limited to the Proxy Statement, or this Stipulation excepting only such rights created under this Stipulation (collectively the "Settled Claims") against any of the defendants in the Consolidated Action, their families, parent entities, affiliates, associates or subsidiaries, and each of their present or former officers, directors, stockholders, agents, employees, attorneys, representatives, advisors, investment advisors, investment bankers, commercial bankers, financial advisors, trustees, general and limited partners and partnerships, heirs, executors, personal representatives, estates, administrators, predecessors, successors, assigns, and any other person or entity acting for or on behalf of any defendant (collectively, the "Released Persons") are hereby fully, finally, and forever compromised, extinguished, dismissed, discharged and released with prejudice subject only to compliance with the following terms and conditions set forth herein (the "Settlement"); provided however, that the Settled Claims shall not include an action to enforce compliance with the terms of the Settlement or to prosecute properly perfected appraisal rights relating to the Merger pursuant to 8 Del. C.
Section 262.

                                 THE SETTLEMENT

                  1. In consideration for the full settlement, satisfaction, compromise and release of the Settled Claims, the Buyer presented Customedix with a Merger Proposal, which was approved by the Company's Board of Directors, and which, subject to the approval of the Company's shareholders, will result in the acquisition by the Buyer of each outstanding share of Customedix common stock held by stockholders other than the Buyer, Dr. Cohen or the Partnership for $2.375 per share in cash, thereby increasing the consideration to be received by Customedix common stockholders under the Merger by $0.4375 per share. Further, counsel for plaintiffs reviewed and had the opportunity to comment upon preliminary stockholder disclosure materials relating to the Merger Proposal. The increased consideration in the Merger Proposal, together with plaintiffs' review of related disclosure documents, furnishes consideration for plaintiffs' agreement to release and forever discharge each of the defendants from the Settled Claims.

                       SUBMISSION AND APPLICATION TO COURT

                  2. Within ten (10) days after the execution of the Stipulation, the parties hereto shall jointly apply to the Court for an order in the form attached hereto as Exhibit A (the "Scheduling Order"), which shall include provisions that:

                           a. Provide for the certification of the Consolidated
Action, for settlement purposes only, as a class action pursuant to Chancery Court Rules 23(b)(1) and (b)(2), consisting of all record and beneficial owners of shares of Customedix stock from and including February 5, 1996 through and including the date of consummation of the Merger as contemplated by the Merger Agreement, including their successors in interest, predecessors, legal representatives, trustees, heirs, assigns or transferees, immediate and remote, and excluding defendants and their affiliates (the "Class"), and certifying the plaintiffs and their counsel as representative parties for the Class;

                           b. Provide that the plaintiffs, on whose behalf the
Stipulation has been executed, shall serve as representative parties for the Class;

                           c. Direct that a settlement hearing (the "Settlement
Hearing") be held to determine whether the Court should (i) approve the Settlement pursuant to Court of Chancery Rule 23(e) as fair, reasonable, and adequate, (ii) enter an Order and Final Judgment dismissing the Consolidated Action with prejudice and on the merits, each party to bear its own costs (except as provided herein) and extinguish, release and enjoin prosecution of any and all Settled Claims, (iii) approve any application of counsel for plaintiffs for an allowance of fees and reimbursement of expenses in accordance with paragraph 10 of this Stipulation, and (iv) hear such other matters as the Court may deem necessary and appropriate; and

                           d. Provide that a copy of the Notice of Pendency of
Class Action, Proposed Settlement of Class Action and Settlement Hearing (the "Notice"), substantially in the form attached hereto as Exhibit B, is approved and that the mailing and provision of the Notice or a summary thereof substantially in the manner set forth in the Scheduling Order constitutes the best notice practicable under the circumstances, meets the requirements of applicable law and due process, is due and sufficient notice of all matters relating to the Settlement, and fully satisfies the requirements of due process and of Court of Chancery Rule 23.

                                     NOTICE

                  3. All costs incurred in identifying and notifying by mail the members of the Class of the Settlement, including the printing and copying of the Notice, will be paid by Customedix.

                            FINAL ORDER AND JUDGMENT

                  4. If the Settlement (including any modification thereto made with the consent of the parties as provided for herein) is approved by the Court, the parties shall promptly request the Court to enter an Order and Final Judgment substantially in the form attached hereto as Exhibit C, which among other things:

                           a. Approves the Settlement, adjudges the terms
thereof to be fair, reasonable, and adequate, directs consummation of the Settlement in accordance with the terms and conditions of the Stipulation and reserves jurisdiction to supervise the consummation of such Settlement;

                           b. Determines that the requirements of Rule 23 of the
Court of Chancery Rules and due process have been satisfied in connection with Notice to the Class and formally certifies the Class pursuant to Court of Chancery Rules 23(b)(1) and 23(b)(2);

                           c. Dismisses the Consolidated Action with prejudice
on the merits as to all Released Persons, extinguishing, discharging and releasing any and all Settled Claims as against each plaintiff and each Class member, without costs except as herein provided, said dismissal subject only to compliance by the parties and Class members with the terms of this Stipulation and any Order of the Court concerning this Stipulation, and permanently enjoining plaintiffs and all members of the Class from asserting, commencing, prosecuting or continuing either directly, individually, representatively, derivatively or in any other capacity any of the Settled Claims; and

                           d. Without affecting the finality of the Order and
Final Judgment, reserves the Court's jurisdiction over all of the parties and the Class members for the administration of the terms of this Settlement and Stipulation.

                             FINALITY OF SETTLEMENT

                  5. The Settlement shall be considered final ("Final" or "Finally Approved") for purposes of this Stipulation upon the later of:

                           a. the entry of the Order and Final Judgment
approving the Settlement and the expiration of any applicable appeal period for the appeal of the Order and Final Judgment without an appeal having been filed or, if an appeal is taken, upon entry of an order affirming the Order and Final Judgment appealed from and the expiration of any applicable period for the reconsideration, rehearing or appeal of such affirmance without any motion for reconsideration or rehearing or further appeal having been filed; or

                           b. the consummation of the Merger in accordance with
the terms of the Merger Agreement.

                      RIGHT TO WITHDRAW FROM THE SETTLEMENT

                  6. Each of the parties shall have the option to withdraw from and terminate the Settlement in the event that: (i) either the Scheduling Order or the Order and Final Judgment referred to above are not entered substantially in the forms specified herein, including such modifications thereto as may be ordered by the Court with the consent of the parties; (ii) the Settlement is not approved by the Court or is disapproved or substantially modified upon appeal; or (iii) the Merger Agreement is not consummated in accordance with its terms. Defendants shall have the option to withdraw from and terminate the Settlement in the event that, prior to the time the Settlement becomes Final, any action is pending in any state or federal court which raises any Settled Claims against any of the Released Persons.

                  7. In the event the Settlement proposed herein is not approved by the Court, or the Court approves the Settlement but such approval is reversed or vacated on appeal, reconsideration or otherwise and such order reversing or vacating the Settlement becomes final by lapse of time or otherwise, or if any of the conditions to such Settlement are not fulfilled, then the Settlement proposed herein shall be of no further force and effect, and this Stipulation and all negotiations, proceedings and statements relating thereto and any amendment thereof shall be null and void and without prejudice to any party hereto, and each party shall be restored to his, her or its respective position as it existed prior to the execution of this Stipulation.

                  8. In order to exercise any option a party may have to withdraw from and terminate this Settlement, a party must provide, within five
(5) days of the event giving rise to such option, written notice of such withdrawal and the grounds therefor to all signatories to this Stipulation.

                         DEFENDANTS' DENIAL OF LIABILITY

                  9. The defendants specifically disclaim any liability whatsoever relating to any of the Settled Claims, expressly deny having engaged in any wrongful or illegal activity, or having violated or threatened to violate any law or regulation or duty and expressly deny that any person or entity has suffered any harm or damages as a result of the Settled Claims. The Court has made no finding that defendants engaged in any wrongdoing or wrongful conduct or otherwise acted improperly or in violation of any law or regulation or duty in any respect. The defendants believe they have acted with the utmost care, candor and honesty, and have at all times acted in the best interests of the Customedix stockholders. Without conceding any infirmity in their defenses against the Settled Claims, the defendants are agreeing to the Settlement solely to avoid the substantial burden, expense, distraction and inconvenience of continued litigation.

                                 ATTORNEYS' FEES

                  10. Class Counsel may apply to the Court at any time before the entry of the Final Judgment for an award of attorneys' fees, expenses and costs (including expert's fees and expenses) in an aggregate amount not to exceed $200,000. Defendants will not object to plaintiffs' fee application provided that such application does not exceed the foregoing amount. Any fee award to plaintiffs' attorneys shall be paid exclusively by Customedix for the benefit of the Individual Defendants in the event the Settlement becomes Final. The fairness, reasonableness and adequacy of the Settlement may be considered and ruled upon by the Court independently of any award of attorneys' fees and expenses. Defendants retain the right to oppose any other application for fees or disbursements by plaintiffs, plaintiffs' counsel or any other person. No counsel for plaintiffs who have appeared in this action shall apply to any Court for any fees or disbursements except as provided for in this Paragraph.

                  11. Subject to the terms and conditions of this Stipulation, such fees and expenses shall not become payable until the later of (a) the date on which the Order and

Final Judgment approving the Settlement becomes Final as set forth in paragraph 5 above or (b) three (3) days from the date when the order of the Court granting the application of plaintiffs' counsel for an award of fees and expenses has become final and no longer subject to further appeal or review, whether by exhaustion of any possible appeal, lapse of time or otherwise. Except as expressly provided herein defendants shall bear no other expenses, costs, damages, or fees alleged or incurred by the named plaintiffs, or any member of the Class, or by any of their attorneys, experts, advisors, agents or representatives.

                                    AUTHORITY

                  12. Each of the attorneys executing the Stipulation on behalf of one or more of the parties hereto warrants and represents that he or she has been duly authorized and empowered to execute this Stipulation on behalf of his or her respective client or clients.

                          STIPULATION NOT AN ADMISSION

                  13. The provisions contained in the Stipulation and all negotiations, statements and proceedings in connection therewith shall not be deemed a presumption, a concession or an admission by any defendant of any fault, liability or wrongdoing as to any fact or claim alleged or asserted in the Consolidated Action or any other actions or proceedings and shall not be interpreted, construed, deemed, invoked, offered or received in evidence or otherwise used by any person in these or any other actions or proceedings, whether civil, criminal or administrative, except in a proceeding to enforce the terms or conditions of this Stipulation.

                                  COUNTERPARTS

                  14. This Stipulation may be executed in any number of actual or telecopied counterparts and by each of the different parties thereto on several counterparts, each of which when so executed and delivered shall be an original. The executed signature page(s) from each actual or telecopied counterpart may be joined together and attached to one such original and shall constitute one and the same instrument.

                                     WAIVER

                  15. The waiver by any party of any breach of this Stipulation shall not be deemed or construed as a waiver of any other breach, whether prior, subsequent, or contemporaneous, of this Stipulation.

                          ENTIRE AGREEMENT; AMENDMENTS

                  16. This Stipulation constitutes the entire agreement among the parties with respect to the subject matter hereof, and may not be amended, or any of its provisions waived, except by a writing executed by all of the parties hereto.

                  17. This Stipulation, upon becoming operative, shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors and administrators and upon any corporation, partnership or entity into or with which any party may merge or consolidate.

                  18. All of the exhibits hereto are incorporated herein by reference as if set forth herein verbatim, and the terms of all exhibits are expressly made part of this Stipulation.

                                GOVERNING LAW

                 19. This Stipulation shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to conflict of law principles.

                                  BEST EFFORTS

                  20. The parties hereto and their attorneys agree to cooperate fully with one another in seeking the Court's approval of this Stipulation and the Settlement and to use their best efforts to effect the confirmation of this Stipulation and the Settlement.

                  21. If any claims which are or would be subject to the release and dismissal contemplated by the Settlement are asserted against any person in any court prior to Final Approval of the Settlement, the plaintiffs and their counsel shall join, where possible, in any motion to dismiss or stay such proceedings and shall otherwise use their best efforts to effect a withdrawal or dismissal of the claims.

                            NON-ASSIGNMENT OF CLAIMS

                  22. Plaintiffs and their counsel represent and warrant that
(i) plaintiffs are members of the Class, and (ii) none of the plaintiffs' claims or causes of action in the Consolidated Action have been assigned, encumbered or in any manner transferred in whole or in part.

Of Counsel:                              ___________________
                                          Norman M. Monhait
                                          John G. Day
Robert M. Kornreich                       Rosenthal, Monhait, Gross &
Wolf Popper Ross Wolf & Jones, LLP          Goddess, P.A.
845 Third Avenue                          919 Market Street, Suite 1401
New York, NY  10022                       Mellon Bank Center
(212) 759-4600                            P. O. Box 1070
  Co-Lead Counsel for Plaintiffs          Wilmington, Delaware 19899
                                          (302) 656-4433
Faruqi & Faruqi, L.L.P.                     Delaware Liaison Counsel
415 Madison Avenue                          for Plaintiffs
New York, NY  10017
  Co-Lead Counsel for Plaintiffs
Wechsler Harwood Halebian & Feffer,
L.L.P.
805 Third Avenue, 7th Floor
New York, NY  10022
  Co-Lead Counsel for Plaintiffs


Of Counsel:                              _________________
                                          Kevin G. Abrams
John Sanders                              Srinivas M. Raju
Levett, Rockwood & Sanders                Richards, Layton & Finger
Professional Corporation                  One Rodney Square
33 Riverside Avenue                       P.O. Box 551
P.O. Box 5116                             Wilmington, Delaware  19899
Westport, CT  06881                       (302) 651-7720
(203) 222-0885                              Attorneys for Dr. Gordon S. Cohen


                                          ___________________
                                          Stephen E. Jenkins
Of Counsel:                               Ashby & Geddes
                                          One Rodney Square, Suite 302
James M. Thorburn                         P.O. 1150
Brody and Ober, P.C.                      Wilmington, DE  19899
135 Rennell Drive                         (302) 654-1888
P.O. Box 579                                Attorneys for Remaining Defendants
Southport, CT  06490-5572
(203) 259-7405

Dated:  July 26, 1996

                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY



                               )
IN RE CUSTOMEDIX CORPORATION   )   Consolidated
SHAREHOLDERS LITIGATION        )   Civil Action No. 14812
                               )



                    ORDER PURSUANT TO CHANCERY COURT RULE 23

         The parties to the above-captioned action (the "Consolidated Action") having applied pursuant to Chancery Court Rule 23(e) for an Order to approve the proposed settlement of the Consolidated Action in accordance with the Stipulation of Settlement entered into by the parties, dated as of July 26, 1996 (the "Stipulation"), and for the dismissal of the Consolidated Action with prejudice upon the terms and conditions set forth in the Stipulation (the "Settlement"), and the Stipulation contemplating certification by this Court (the "Court") of a class in the Consolidated Action, solely for purposes of settlement, and the Court having read and considered the Stipulation and accompanying documents, and all parties having consented to the entry of this Order,

         NOW, this ___ day of _______________, 1996, upon application of plaintiffs and defendants, IT IS HEREBY ORDERED as follows:

         1. The Court adopts and incorporates the definitions in the Stipulation for purposes of this Order.

         2. Solely for purposes of the Settlement, (a) the Consolidated Action shall be maintained as a class action pursuant to Chancery Court Rules 23(b)(1) and (b)(2), on behalf of a class composed of all record and beneficial owners of shares of Customedix stock from and including February 5, 1996 through and including the date of consummation of the Merger involving Customedix Corporation ("Customedix" or the "Company") as contemplated by the Merger Agreement, including their successors-in-interest, predecessors, legal representatives, trustees, heirs, assigns or transferees, immediate and remote, and excluding defendants and their affiliates (the "Class"); (b) it is found that plaintiffs are adequately represented by counsel and that plaintiffs will fairly and adequately protect the interests of the Class; and (c) the law firms of Wolf Popper Ross Wolf & Jones, L.L.P.; Faruqi & Faruqi, L.L.P.; and Wechsler Harwood Halebian & Feffer LLP are certified as co-lead counsel for the Class ("Class Counsel").

         3. The Court has found preliminarily that (a) the Class is so numerous that joinder of all members is impracticable, (b) there are questions of law or fact common to the Class, (c) the claims of the representative parties are typical of the claims or defenses of the Class, and (d) the representative parties will fairly and adequately protect the interests of the Class. The Court has further found that (a) the prosecution of separate actions by or against individual members of the Class would create a risk of (i) inconsistent or varying adjudications which would establish incompatible standards of conduct for the parties opposing the Class or (ii) adjudications which would as a practical matter be dispositive of the interests of the other Class members not parties to the adjudications or substantially impair or impede the ability of other Class members to protect their interests or (b) the parties opposing the Class have acted or refused to act on grounds generally applicable to the Class, thereby making appropriate final injunctive relief or corresponding declaratory relief with respect to the Class as a whole.

         4. A hearing shall be held on August 26, 1996, at 11:00 a.m.
in the Court of Chancery in the Daniel L. Herrmann Courthouse, 10th & King Streets, Wilmington, Delaware (the "Settlement Hearing") (a) to determine whether the proposed Settlement on the terms and conditions set forth in the Stipulation is fair, reasonable, and adequate, (b) to determine whether the Stipulation and the Settlement should be approved by the Court and an Order and Final Judgment as provided in the Stipulation entered thereon, and (c) to hear and determine any objections to the Settlement. At the Settlement Hearing, Class Counsel may apply for an award of attorneys' fees and expenses as set forth in Paragraphs 10-11 of the Stipulation, which application shall be heard by the Court at the Settlement Hearing or at such time thereafter as the Court in its discretion deems appropriate.

         5. The Court reserves the right to adjourn the Settlement Hearing, including consideration of the application for attorneys' fees and costs, without further notice other than by announcement at the Settlement Hearing or any adjournment thereof.

         6. The Court reserves the right to approve the Settlement at or after the Settlement Hearing with such modifications as may be consented to by the parties to the Stipulation and without further notice to the stockholders of Customedix. The Court further reserves the right to enter its Order and Final Judgment dismissing the

Consolidated Action as to all defendants with prejudice as against the plaintiffs, all members of the Class, and each of them, and their respective representatives, trustees, successors, heirs and assigns, and order the payment of attorneys' fees, all without further notice to the Class.

         7. The Court approves of the form, content and method of the Notice of Proposed Settlement of Class Action specified herein as the best notice practicable, constituting due and sufficient notice of the Settlement Hearing to all persons entitled to receive such notice. Customedix shall, on or before the date of the Settlement Hearing directed herein, file proof of mailing of the Notice as directed herein.

         8. Within three (3) business days of the date of this Order, Customedix shall mail, by first-class mail, postage prepaid, a Notice of Pendency of Class Action, Proposed Settlement of Class Action and Settlement Hearing (the "Notice") substantially in the form attached to the Stipulation as Exhibit B, which shall have attached to it a copy of the proposed Order and Final Judgment (Exhibit C to the Stipulation) to all record owners of Customedix stock from and including February 5, 1996 through and including July 26, 1996. Customedix also shall include a copy of the Notice when Customedix mails the Proxy Statement to each holder of Customedix stock as of the record date for the Merger. On or immediately after the days on which (i) the Court enters the Order and Final Judgment and (ii) the Order and Final Judgment becomes Final, Customedix shall file a Form 8-K with the Securities and Exchange Commission and issue a press release summarizing the effect of the action occurring that day. The expenses of such notices shall be paid in accordance with the Stipulation.

         9. Brokerage firms and other persons or entities who are members of the Class in their capacity as record owners, but not as beneficial owners, are requested to send promptly to the beneficial owners the Notice and to maintain a list of beneficial owners. Customedix shall make available additional copies of the Notice to any record holder requesting such for the purpose of distribution to the beneficial owners.

         10. Any member of the Class who objects to the Stipulation, the Settlement, the class action determination, the judgment to be entered herein, and/or the application for attorneys' fees and expenses, or who otherwise wishes to be heard, may appear in person or by his attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no person other than plaintiffs, counsel for the plaintiffs, defendants and counsel for defendants in the Consolidated Action shall be heard, and no papers, briefs, pleadings or other documents submitted by any such person shall be received and considered by the Court (unless the Court in its discretion shall thereafter otherwise direct, upon application of such person and for good cause shown), unless no later than ten (10) days prior to the Settlement Hearing directed herein, the following documents are served and filed in the manner provided below: (i) written notice of the intention to appear;
(ii) proof of membership in the Class; (iii) a detailed statement of such persons' specific objections to any matter before the Court; and (iv) the grounds for such objections and any reasons why such person desires to appear and to be heard, as well as all documents and writings which such person desires the Court to consider, shall be filed by such person with the Register in Chancery and, on or before such filing, shall be served upon the following counsel of record:

         Joseph A. Rosenthal, Esq.
         Rosenthal Monhait Gross & Goddess
         919 Market Street, Suite 1401
         Mellon Bank Center
         Wilmington, DE  19801
           Delaware Liaison Counsel for Plaintiffs

         Kevin G. Abrams, Esq.
         Richards, Layton & Finger
         One Rodney Square
         P.O. Box 551
         Wilmington, Delaware  19899
           Attorneys for Dr. Gordon S. Cohen

         Stephen E. Jenkins, Esq.
         Ashby & Geddes
         One Rodney Square, Suite 302
         P.O. Box 1150
         Wilmington, Delaware  19899
           Attorneys for Certain Defendants

         11. Any person who fails to object in the manner prescribed above shall be deemed to have waived such objection and shall be forever barred from raising such objection in the Consolidated Action or any other action or proceeding.

         12. Pending final determination of whether the Stipulation should be approved, plaintiffs and all members of the Class, or any of them, are barred and enjoined from commencing or prosecuting any action asserting any claims, either directly, representatively, derivatively or in any other capacity, against any Released Person herein which are Settled Claims as defined in the Stipulation.

         13. If the Settlement provided for in the Stipulation shall be approved by the

Court following the Settlement Hearing, an Order and Final Judgment shall be entered as described in the Stipulation.

         14. If the Settlement is not approved by the Court or is terminated or shall not become effective for any reason whatsoever, the Consolidated Action shall proceed, completely without prejudice to any party as to any matter of law or fact, as if the Stipulation had not been made and had not been submitted to the Court (including the certification of the Class pursuant to this Order), and neither the Stipulation nor any provision contained in the Stipulation nor any action undertaken pursuant thereto nor the negotiation thereof by any party shall be deemed an admission or offered or received in evidence at any proceeding in the Consolidated Action or any other action or proceeding.

                                            __________________________________
                                            Vice Chancellor

               IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY

IN RE CUSTOMEDIX CORPORATION                    Consolidated
SHAREHOLDERS LITIGATION                         Civil Action No. 14812

                  NOTICE OF PENDENCY OF CLASS ACTION, PROPOSED
               SETTLEMENT OF CLASS ACTION AND SETTLEMENT HEARING

     TO: ALL RECORD AND BENEFICIAL OWNERS OF SHARES OF CUSTOMEDIX CORPORATION ("CUSTOMEDIX" OR THE "COMPANY") STOCK, FROM AND INCLUDING FEBRUARY 5, 1996 THROUGH AND INCLUDING THE DATE OF CONSUMMATION OF THE MERGER AS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THEIR SUCCESSORS-IN-INTEREST, PREDECESSORS, LEGAL REPRESENTATIVES, TRUSTEES, HEIRS, ASSIGNS OR TRANSFEREES, IMMEDIATE AND REMOTE, AND EXCLUDING DEFENDANTS AND THEIR AFFILIATES.

               PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS LITIGATION. IF YOU WERE NOT THE BENEFICIAL HOLDER OF CUSTOMEDIX STOCK, BUT HELD CUSTOMEDIX STOCK FOR A BENEFICIAL HOLDER, PLEASE TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL HOLDER.

     1. This notice to all record and beneficial owners of shares of Customedix stock from and including February 5, 1996 through and including the date of consummation of the Merger as contemplated by the Merger Agreement, including their successors-in-interest, predecessors, legal representatives, trustees, heirs, assigns or transferees, immediate and remote, and excluding defendants and their affiliates (the "Class"), is given pursuant to Rule 23 of the Rules of the Court of Chancery of the State of Delaware and pursuant to an Order of the Court of Chancery of the State of Delaware in and for New Castle County (the "Court") entered in the above-captioned action (the "Consolidated Action").

                               SETTLEMENT HEARING

     2. Members of the Class have an interest in these proceedings and are hereby notified that a hearing will be held before the Court of Chancery, Daniel
L. Herrmann Courthouse, 10th & King Streets, Wilmington, Delaware 19801 on August 27, 1996, at 11:00 a.m. (the "Settlement Hearing"), to determine whether
(i) a Stipulation of Settlement dated July 25, 1996 (the "Stipulation"), and the terms and conditions of the settlement proposed in the Stipulation (the "Settlement"), are fair, reasonable and adequate; (ii) a class should be certified in the Consolidated Action; (iii) final judgment should be entered (in the form attached hereto) dismissing the Consolidated Action as to all defendants named herein and their affiliates and with prejudice as against the plaintiffs and all members of the Class (the "Order and Final Judgment"); (iv) any objections to the Settlement have merit; and (v) if the Court approves the Stipulation and the Settlement and enters the Order and Final Judgment, it should award attorneys' fees and expenses to plaintiffs' attorneys in the amount described herein.

     3. The Court has reserved the right to adjourn the Settlement Hearing, including consideration of the application for attorneys' fees and expenses, by oral announcement at such hearing or any adjournment thereof, and without further notice of any kind. The Court also has reserved the right to approve the Stipulation and the Settlement, with or without modifications, to enter its final judgment dismissing the Consolidated Action as to all defendants named therein and their affiliates and with prejudice as against the plaintiffs and all members of the Class, and to order the payment of attorneys' fees and expenses, without further notice of any kind.

                             THE FACTUAL BACKGROUND

     4. Customedix Corporation ("Customedix" or the "Company") is a Delaware corporation with its principal executive offices in Wallingford, Connecticut. Customedix is engaged in two principal industry segments: dental health care products and medical health care products.

     5. Dr. Gordon S. Cohen is the Company's Chief Executive Officer and Chairman of its Board of Directors.

     6. CUS Acquisition, Inc. (the "Buyer") is a Delaware corporation that will be wholly-owned by Dr. Cohen and a partnership comprised of trusts established for the benefit of Dr. Cohen and certain members of Dr. Cohen's family (the "Partnership"). The Buyer was recently organized for the purpose of effecting a merger with the Company. The Buyer will own approximately 51.07% of the issued and outstanding shares of common stock of Customedix prior to the consummation of the Merger (as hereinafter defined).

     7. Martin L. Schulman, William T. Fitch, Elry C. Bird, Robert S. Cooper, David H. Leigh and Robert N. Thomas, together with Dr. Cohen (collectively, the "Individual Defendants"), have constituted the Customedix Board of Directors (the "Board") from February 5, 1996 until present. On May 13, 1996, Adraine J. Tom also became a Director of the Company.

     8. At a regularly scheduled meeting of the Board held on February 5, 1996, Dr. Cohen delivered to the Company a proposal to acquire all of the common shares of Customedix ("Common Stock") held by stockholders, other than Dr. Cohen and the Partnership, in a negotiated cash merger for $1.9375 per share in cash (the "Original Proposal").

     9. In response to the Original Proposal, the Board appointed a special committee consisting of Messrs. Fitch and Thomas, each an independent, non-employee director of the Company (the "Original Special Committee"). The Original Special Committee was charged with, among other things, representing the interests of the unaffiliated stockholders of the Company and taking any and all actions necessary or advisable in connection with the evaluation and, if appropriate, the approval of the Original Proposal. Following the February 5, 1996 Board meeting, the Original Special Committee formally engaged Brody and Ober, P.C., as legal counsel, and Tucker Anthony Incorporated ("Tucker Anthony"), as financial advisor, with respect to the Original Proposal and related matters. After such appointment and prior to May 3, 1996, the Original Special Committee met on several occasions with its advisors.

     10. On February 6, 1996, four putative class action complaints were filed in the Delaware Court of Chancery, which suits are styled as follows: Katz v. Cohen, et. al., C. A. No. 14812; Manillo v. Cohen, et. al., C.A. No. 14813; Thomas Torre v. Cohen, et. al., C.A. No. 14814; and Sylvia Torre v. Cohen, et. al., C.A. No. 14818 (collectively, the "Complaints"). The Complaints generally allege that the course of conduct taken by Dr. Cohen in proposing, and by the Company and the other directors in responding to, the Original Proposal was in violation of the Board's fiduciary duty to the Company's stockholders. The Complaints all seek (i) to enjoin the Original Proposal, or, in the alternative,
(ii) damages.

     11. On May 3, 1996, the Original Special Committee and its counsel met with representatives of the Buyer and its counsel to negotiate the terms of the Original Proposal. At that meeting, the Buyer suggested that negotiations over the proposed price might be more productive if the Buyer understood the information on which the Original Special Committee was relying as well as the analysis of that information by the Original Special Committee and/or Tucker Anthony. The Original Special Committee distributed to the Buyer and its counsel the information prepared by Tucker Anthony and on which Tucker Anthony was relying in rendering advice to the Original Special Committee (the "Tucker Anthony Materials"). The parties agreed that they would engage in further discussion after the Buyer had an opportunity to review the Tucker Anthony Materials, and that a representative of Tucker Anthony should be present during such discussion.

     12. On May 8, 1996, the Original Special Committee, representatives of the Buyer, their respective counsel and representatives of Tucker Anthony met to discuss the Tucker Anthony Materials and to negotiate a price in connection with the Original Proposal. After considerable discussion, both parties remained far apart on pricing with Tucker Anthony's representative indicating that he believed the Tucker Anthony Committee which would have to approve an opinion as to the fairness of the price would certainly support a price of $3.25 per share, probably support a price of $3.00 per share and perhaps a price as low as $2.90 per share. The Buyer indicated that it could not reach a price within the range suggested by the representative of Tucker Anthony, and the representative of Tucker Anthony indicated that he did not believe it would be worthwhile to seek to have Tucker Anthony consider rendering an opinion as to the fairness of a price lower than that range. The meeting concluded without an agreement on price.

     13. Following the meeting, the Tucker Anthony representative advised the chairman of the Special Committee and counsel to the Special Committee that if Dr. Cohen wished to submit a price to Tucker Anthony for consideration, Tucker Anthony would advise the Special Committee as to its view of the fairness of such price. However, such advice would require payment by the Company of the $40,000 additional fee due to Tucker Anthony upon rendering of an opinion. Dr. Cohen refused to accept Tucker Anthony's condition for its consideration of an increased offer.

     14. Later on May 8, Dr. Cohen advised the Company that he was withdrawing the offer under the Original Proposal.

     15. On June 3, 1996, the Court entered an order consolidating the Complaints for all purposes under the caption In Re Customedix Corporation Shareholder Litigation, Cons. C.A. No. 14812 (the "Consolidated Action").

     16. Also on June 3, 1996, counsel for Dr. Cohen engaged in settlement discussions with counsel for plaintiffs in the Consolidated Action. In connection with those discussions, on June 3, 1996, Dr. Cohen's attorneys informed the plaintiffs' attorneys that Dr. Cohen was willing to consider another merger proposal, provided the parties to the litigation could reach an agreement-in-principle to settle such litigation. After further arm's-length negotiations, the parties to the litigation, by their respective attorneys, entered into a Memorandum of Understanding on June 3, 1996, setting forth such an agreement-in-principle (the "MOU").

     17. The MOU provided that Dr. Cohen and the Partnership agreed to make a merger proposal to the Company pursuant to which, subject to the approval of a merger agreement by Dr. Cohen, the Board and the stockholders of the Company, and further subject to the approval of the settlement by the Court, the Buyer would be merged with and into the Company, and each share of Common Stock (other than shares (i) held in the treasury of the Company, (ii) owned by the Buyer and
(iii) held by stockholders who had not voted in favor of the Merger and who had otherwise properly exercised their rights for appraisal of such shares in accordance with Section 262 of the DGCL) would be converted into the right to receive, upon surrender of the certificate evidencing such share, $2.375 per share (the "Merger Consideration"), thereby increasing the consideration to be received by Customedix common stockholders under the Merger by $0.4375 per share (the "Merger Proposal").

     18. The MOU was subject to various conditions including the completion of discovery sufficient to enable plaintiffs' counsel to determine the fairness of the Settlement; the execution of a Stipulation of Settlement; consummation of a merger pursuant to the Merger Proposal; and Final Approval by the Court of Chancery of the Settlement.

     19. On June 4, 1996, Dr. Cohen delivered the Merger Proposal to the Company. In response to the Merger Proposal, the Board reconstituted the Special Committee (the "Special Committee"), consisting of the Original Special Committee and Adraine J. Tom, another independent, non-employee director of the Company. The Special Committee was charged, among other things, to represent the interests of the unaffiliated stockholders of the Company and take any and all actions necessary or advisable in connection with the evaluation and, if appropriate, the approval of the Merger Proposal. The Special Committee indicated that it intended to continue to engage Brody and Ober, P.C., as legal counsel. As a result of the discussions with Tucker Anthony on May 8, 1996, and given the terms and conditions of the MOU and the role of plaintiffs' counsel in connection therewith, neither Tucker Anthony nor any other financial advisor was retained to deliver an opinion with respect to the fairness of the Merger Consideration.

     20. After its appointment, the Special Committee held several telephonic meetings with its legal advisors to evaluate the Merger Proposal and the MOU, and the Special Committee and the Buyer, through their legal advisors, held discussions regarding, and agreed upon certain revisions to, the Agreement and Plan of Merger, dated as of June 10, 1996 (the "Merger Agreement"), pursuant to which the Buyer will be merged with and into the Company (the "Merger"). Under the Merger Agreement, the obligations of the Buyer and the Company are subject to several conditions, including the approval of the Settlement by the Delaware Court of Chancery.

     21. On June 10, 1996, the Special Committee met and unanimously determined that the Merger Proposal was fair to, and in the best interests of, the stockholders of the Company (other than Dr. Cohen and the Partnership), and unanimously voted to recommend that the Board accept the Merger Proposal and approve the Merger Agreement and the Merger. After considering the recommendations of the Special Committee, the independent directors of the Board unanimously approved the Merger Proposal and the Merger Agreement. Thereafter, the full Board likewise unanimously approved the Merger Proposal and the Merger Agreement, and the Merger Agreement was executed immediately thereafter.

     22. Pursuant to the MOU, plaintiffs' counsel reviewed defendants' document production in the litigation, conducted the depositions of Adraine Tom (a member of the Special Committee) and Dr. Gordon Cohen (the originator of the Merger Proposal), and reviewed preliminary stockholder disclosure materials relating to the Merger Proposal, including a preliminary draft of the proxy statement filed with the Securities and Exchange Commission on July 2, 1996 with respect to the Merger (the "Proxy Statement"). The Proxy Statement is expected to be mailed to the Company's stockholders on or about August 15, 1996. The special meeting of the Company's stockholders to consider the Merger Agreement is expected to be held on or about September 19, 1996.

     23. In light of the events, negotiations and agreements described above, analysis of applicable law, and based on the discovery taken in the Consolidated Action, and after consultation with their financial expert Howard, Lawson & Co., counsel for plaintiffs have concluded that the terms and conditions of the Settlement provided for in the Stipulation are fair, reasonable, and adequate to the plaintiffs and the class of stockholders represented in the Consolidated Action.

     24. Plaintiffs enter into the Stipulation after taking into account (i) the financial benefits to the members of the Class (as defined below) from the Merger Proposal and the Merger Agreement, (ii) the risk of continued litigation,
(iii) the desirability of permitting the Settlement to be consummated as provided by the terms of this Stipulation, and (iv) the conclusion of counsel for plaintiffs that the terms and conditions of the Settlement are fair, reasonable and adequate to the Customedix stockholders represented in the Consolidated Action. Plaintiffs and plaintiffs' counsel have agreed to the terms of the Settlement because, in their view, the Settlement achieves plaintiffs' objectives in the litigation, which were to assure that Customedix stockholders received fair value in exchange for their stock, and to provide independent representation for Customedix stockholder interests.

     25. Customedix and the Individual Defendants consider the Merger Agreement and its terms to have satisfied all of the claims asserted in the Complaints.

     26. Defendants have denied and continue to deny vigorously any liability with respect to all claims alleged in any of the Complaints, or any other claims arising out of the transactions described above. While maintaining their innocence of any fault or wrongdoing, and relying on the provision hereof that this Stipulation shall in no event be construed as or deemed to be evidence of an admission or concession on the part of defendants or any Released Person (as defined below) of any fault or liability whatsoever, and without conceding any infirmity in their defenses against the claims alleged in the Complaints, defendants consider it desirable that the Consolidated Action be settled and dismissed, subject to the terms and conditions herein, because the Settlement will (i) halt the substantial expense, inconvenience and distraction of continued litigation of plaintiffs' claims; (ii) finally put to rest those claims; and
(iii) dispel any uncertainty that may exist as a result of this litigation.

                           SUMMARY OF THE SETTLEMENT

     27. In consideration of the benefits afforded the Class, as summarized herein, the parties to the Consolidated Action have agreed to settle the Consolidated Action upon the terms described below.

     28. In consideration for the full settlement, satisfaction, compromise and release of the Settled Claims (as defined below), and in furtherance of the Merger Proposal and the Merger Agreement, the Buyer has proposed a merger, and the Board has approved the Buyer's Merger Proposal, which will convert all of the outstanding shares of Customedix not owned by the Buyer, Dr. Cohen or the Partnership into the right to receive $2.375 per share in cash. Further, counsel for plaintiffs reviewed and commented on preliminary shareholder disclosure materials relating to the Merger Proposal. The increased consideration in the Merger Proposal, together with plaintiffs' review of related disclosure documents, furnishes consideration for plaintiffs' agreement to release and forever discharge each of the defendants from the Settled Claims.

     29. If the Stipulation and the Settlement are approved by the Court, the Court will enter an Order and Final Judgment which, among other things, will provide that: the Consolidated Action and any and all claims, rights, demands, actions, causes of action, suits, damages, losses, obligations, judgments, matters and issues of any kind or nature whatsoever, whether known or unknown, foreseen, unforeseen or unforeseeable, asserted or unasserted, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, hidden or concealed, matured or unmatured, material or immaterial, which have been, could have been, or in the future can or might be asserted in the Consolidated Action or in any court, tribunal or proceeding (including, but not limited to, any claims arising under state or federal law relating to any alleged fraud, breach of any duty, negligence, violations of federal securities laws or otherwise) (collectively "Claims") by or on behalf of plaintiffs in the Consolidated Action and/or any member of the Class, whether individual, class, derivative, representative, legal, equitable or any other type or in any other capacity, which have arisen, arise now, or hereafter arise out of or relate in any manner whatsoever, directly or indirectly, to the allegations, facts, events, transactions, occurrences, acts, statements, representations, misrepresentations, omissions, or any other matter, thing or cause whatsoever, or any series thereof, involved, embraced, set forth, referenced in, or otherwise referred or related to, in any way, directly or indirectly, the Consolidated Action, any of the Complaints, the Merger Agreement, the Original Proposal, the Merger Proposal, the Merger, any agreements or disclosures relating to the Original Proposal, the Merger Proposal, the Merger Agreement or the Merger, including but not limited to the Proxy Statement, or the Stipulation, excepting only such rights created under the Stipulation (collectively, the "Settled Claims"), against any of the defendants in the Consolidated Action, their families, parent entities, affiliates, associates or subsidiaries, and each of their present or former officers, directors, stockholders, agents, employees, attorneys, representatives, advisors, investment advisors, investment bankers, commercial bankers, financial advisors, trustees, general and limited partners and partnerships, heirs, executors, personal representatives, estates, administrators, predecessors, successors, assigns, and any other person or entity acting for or on behalf of any of the defendants (collectively, the "Released Persons") are hereby fully, finally, and forever compromised, extinguished, dismissed, discharged and released with prejudice, and all members of the Class shall be forever barred from prosecuting a class action or any other action arising out of or relating in any way to the Settled Claims against any of the Released Persons; provided however, that the Settled Claims shall not include an action to enforce compliance with the terms of the Settlement or to prosecute properly perfected appraisal rights relating to the Merger pursuant to 8 Del. C. sec. 262. A copy of the proposed form of the Order and Final Judgment, to be entered by the Court upon the approval of the settlement, is attached hereto.

     30. THE COURT HAS NOT FINALLY DETERMINED THE MERITS OF THE CLAIMS MADE BY PLAINTIFFS AGAINST, OR THE DEFENSES OF, THE DEFENDANTS. THIS NOTICE DOES NOT IMPLY THAT THERE HAS BEEN OR WOULD BE ANY FINDING OF VIOLATION OF THE LAW OR THAT RELIEF IN ANY FORM OR RECOVERY IN ANY AMOUNT COULD BE HAD IF THE CONSOLIDATED ACTION WERE NOT SETTLED.

                             DISMISSAL AND RELEASE

     31. It is the intent of the parties to the Consolidated Action that the proposed Settlement shall extinguish for all time all rights, claims and causes of action that are or relate to the Settled Claims against any of the Released Persons.

     32. The Settlement shall be considered final ("Final," "Final Approval" or "Finally Approved") and become effective upon the later of:

          i. the entry of the Order and Final Judgment approving the Settlement and the expiration of any applicable appeal period for the appeal of the Order and Final Judgment without an appeal having been filed or, if an appeal is taken, upon entry of an order affirming the Order and Final Judgment appealed from and the expiration of any applicable period for the reconsideration, rehearing or appeal of such affirmance without any motion for reconsideration or rehearing or further appeal having been filed; or

          ii. the consummation of the Merger in accordance with the terms of the Merger Agreement.

     33. In the event that the Settlement does not become Final, then the Settlement shall be of no further force and effect and each party shall be restored to his, her or its respective position prior to entering into the Stipulation, except that all costs incurred in connection with notifying the Class of the proposed Settlement shall be the obligation of Customedix. Under the Stipulation, the parties have various rights to withdraw from and terminate the Settlement, including the failure of the parties to consummate the Merger in accordance with the Merger Agreement.

     34. If the Settlement is approved by the Court, the Consolidated Action will be dismissed on the merits with respect to all defendants and with prejudice against plaintiffs and all members of the Class. The Stipulation provides that the Settlement is a full compromise, settlement and release of all claims, known or unknown, which have been or which could have been asserted by plaintiffs or any other member of the Class against any of the Released Persons arising now or hereafter from or relating to matters alleged in the Consolidated Action, the Complaints, the Merger Agreement, the Original Proposal, the Merger Proposal, the Merger, any agreements or disclosures relating to the Original Proposal, the Merger Proposal, the Merger Agreement or the Merger, including but not limited to the Proxy Statement, or the Stipulation. Under the terms of the Stipulation, such release and dismissal will bar the institution or prosecution by plaintiffs or any member of the Class, of any other action asserting any Settled Claim against any of the Released Persons.

                                ATTORNEYS' FEES

     35. Class counsel has agreed with the attorneys for defendants to apply to the Court for an award of attorneys' fees and expenses (including expert's fees and expenses) to class counsel in an aggregate amount not to exceed $200,000. The defendants will not oppose any such fee application provided that it does not exceed the foregoing amount. Any fee award to class counsel shall be paid exclusively by Customedix for the benefit of the Individual Defendants in the event the Settlement becomes Final. The fairness, reasonableness and adequacy of the Settlement may be considered and ruled upon by the Court independently of any award of attorneys' fees and expenses. Defendants retain the right to oppose any other application for fees or disbursements by plaintiffs, plaintiffs' counsel or any other person. No counsel for plaintiffs who have appeared in this action may apply to any Court for any fees or disbursements except as provided for in this Paragraph.

                              CLASS CERTIFICATION

     36. On July 31, 1996, the Court entered an order (the "Scheduling Order") determining preliminarily and solely for purposes of the Settlement, that the Consolidated Action may be maintained as a class action by plaintiffs as representative of the Class, and naming the law firms of Wolf Popper Ross Wolf & Jones, L.L.P.; Wechsler Harwood Halebian & Feffer, LLP; and Faruqi & Faruqi, L.L.P. as counsel for the Class ("Class Counsel"), pursuant to Chancery Court Rules 23(b)(1) and (b)(2). The Scheduling Order also determined that, for purposes of the Settlement, the claims of plaintiffs are typical of the Class, plaintiffs will fairly and adequately protect the interests of the Class, and the named plaintiffs are adequately represented by counsel.

The Court will consider these issues further at the Settlement Hearing. Any communications by Class members with plaintiffs and Class Counsel may be directed to:

        Joseph A. Rosenthal, Esq.
        Rosenthal Monhait Gross & Goddess
        919 Market Street, Suite 1401
        Mellon Bank Center
        Wilmington, DE 19801
          Delaware Liaison Counsel for Plaintiffs

                     RIGHT TO APPEAR AT SETTLEMENT HEARING

     37. Any Class member who objects to the Stipulation, the Settlement, the class action determination, the Order and Final Judgment to be entered herein, and/or the application for attorneys' fees and expenses, or who otherwise wishes to be heard, may appear in person or by his attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no person other than the named plaintiffs, defendants and their counsel in this action shall be heard, and no papers, briefs, pleadings or other documents submitted by any such person shall be received or considered by the Court (unless the Court in its discretion shall thereafter otherwise direct, upon application of such person and for good cause shown), unless no later than August 17, 1996, a date ten (10) days prior to the Settlement Hearing, (i) a written notice of the intention to appear; (ii) proof of membership in the Class; (iii) a detailed statement of such person's objections to any matter before the Court, and (iv) the grounds therefor or the reasons why such person desires to appear and to be heard, as well as all documents and writings which such person desires the Court to consider, shall be filed by such person with the Register in Chancery and, on or before such filing, shall be served by hand or first class mail, postage prepaid, upon the following counsel of record:

        Joseph A. Rosenthal, Esq.
        Rosenthal Monhait Gross & Goddess
        919 Market Street, Suite 1401
        Mellon Bank Center
        Wilmington, DE 19801
          Delaware Liaison Counsel for Plaintiffs

        Kevin G. Abrams, Esq.
        Richards, Layton & Finger
        One Rodney Square
        P.O. Box 551
        Wilmington, Delaware 19899
          Attorneys for Dr. Gordon S. Cohen

        Stephen E. Jenkins, Esq.
        Ashby & Geddes
        One Rodney Square, Suite 302
        P.O. Box 1150
        Wilmington, Delaware 19899
          Attorneys for Certain Defendants

     Any person who fails to object in the manner prescribed above shall be deemed to have waived such objection and shall be forever barred from raising such objection in this or any other action or proceeding.

                               INTERIM INJUNCTION

     38. Pending final determination of whether the Stipulation should be approved, the plaintiffs and all members of the Class, and each of them, and any of their respective representatives, trustees, successors, heirs and assigns shall not commence or prosecute any action either directly or in any other capacity which asserts Settled Claims against any of the Released Persons.

                  SCOPE OF THIS NOTICE AND FURTHER INFORMATION

     39. This Notice does not purport to be a comprehensive description of the Consolidated Action, the allegations or transactions related thereto, the MOU, the terms of the Settlement or the Settlement Hearing. For a more detailed statement of the matters involved in this litigation, you may inspect the pleadings, the Stipulation, the Orders entered by the Chancery Court and other papers filed in the litigation, unless sealed, at the Office of the Register in Chancery of the Court of Chancery of the State of Delaware, Daniel L. Herrmann Courthouse, 10th & King Streets, New Castle County, Wilmington, Delaware, during regular business hours of each business day. DO NOT WRITE OR TELEPHONE THE COURT.

                     NOTICE TO PERSONS OR ENTITIES HOLDING
                      RECORD OWNERSHIP ON BEHALF OF OTHERS

     40. Brokerage firms, banks and other persons or entities who are members of the Class in their capacities as record owners, but not as beneficial owners, are requested to send this Notice promptly to beneficial owners. Additional copies of this notice for transmittal to beneficial owners are available on request directed to Customedix Corporation, 53 North Plains Industrial Road, Wallingford, CT 06492, Attention: Secretary.

                                               ENTERED BY ORDER OF THE COURT:

                                                   PRISCILLA B. RAKESTRAW

                                             -----------------------------------
                                                    Register in Chancery
Dated: July 31, 1996

               IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                          IN AND FOR NEW CASTLE COUNTY

IN RE CUSTOMEDIX CORPORATION             Consolidated
SHAREHOLDERS LITIGATION                  Civil Action No. 14812

     A hearing having been held before this Court (the "Court") on             ,
1996, pursuant to the Court's Order of July 31, 1996, (the "Scheduling Order"), upon a Stipulation of Settlement, dated July 25, 1996 (the "Stipulation"), of the above-captioned action (the "Consolidated Action"), which is incorporated herein by reference; it appearing that due notice of said hearing has been given in accordance with the aforesaid Scheduling Order; the respective parties having appeared by their attorneys of record; the Court having heard and considered evidence in support of the proposed Settlement (as defined in the Stipulation); the attorneys for the respective parties having been heard; an opportunity to be heard having been given to all other persons requesting to be heard in accordance with the Scheduling Order; the Court having determined that notice to the Class (as defined below) preliminarily certified, pursuant to the aforesaid Scheduling Order, was adequate and sufficient; and the entire matter of the proposed Settlement having been heard and considered by the Court;

     IT IS HEREBY ORDERED, ADJUDGED AND DECREED this      day of           ,
1996, that:

     1. The form and manner of notice given to the members of the Class, as provided in the Scheduling Order, is hereby determined to have been the best notice practicable under the circumstances and to have been given in full compliance with the requirements of due process and of Court of Chancery Rule 23.

     2. Based on the record of the Consolidated Action, each of the provisions of Court of Chancery Rule 23(a) has been satisfied and the Consolidated Action has been properly maintained according to the provisions of Court of Chancery Rules 23(b)(1) and (b)(2). Specifically, this Court finds that (1) the Class contemplated in the Consolidated Action is so numerous that joinder of all members is impracticable, (2) there are questions of law or fact common to the Class, (3) the claims of the representative plaintiffs are typical of the claims of the Class, and (4) the representative plaintiffs have fairly and adequately protected the interests of the Class. This Court further finds that (a) the prosecution of separate actions by or against individual members of the Class would create a risk of (i) inconsistent or varying adjudications which would establish incompatible standards of conduct for the parties opposing the Class or (ii) adjudications which would as a practical matter be dispositive of the interests of the other Class members not parties to the adjudications or substantially impair or impede the ability of other Class members to protect their interests or (b) the parties opposing the Class have acted or refused to act on grounds generally applicable to the Class, thereby making appropriate final injunctive relief or corresponding declaratory relief with respect to the Class as a whole. The Consolidated Action is certified as a class action, pursuant to Court of Chancery Rules 23(b)(1) and (b)(2), on behalf of a class composed of all record and beneficial owners of shares of Customedix Corporation ("Customedix" or the "Company") stock from and including February 5, 1996 through and including the date of consummation of the Merger as contemplated by the Merger Agreement, including their successors-in-interest, predecessors, legal representatives, trustees, heirs, assigns or transferees, immediate and remote, and excluding defendants and their affiliates (the "Class"); and the law firms of Wolf Popper Ross Wolf & Jones, L.L.P.; Wechsler Harwood Halebian & Feffer LLP; and Faruqi and Faruqi, L.L.P. are certified as co-lead counsel for the Class ("Class Counsel").

     3. The Stipulation and the Settlement are approved as fair, reasonable, and adequate and shall be consummated in accordance with their terms and conditions.

     4. The Consolidated Action is dismissed with prejudice against plaintiffs and each member of the Class on the merits, each party to bear its own costs, except as provided in the Stipulation, and any and all claims, rights, demands, actions, causes of action, suits, damages, losses, obligations, judgments, matters and issues, of any kind or nature whatsoever, whether known or unknown, foreseen, unforeseen or unforeseeable, asserted or unasserted, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, hidden or concealed, matured or unmatured, material or immaterial, which have been, could have been, or in the future can or might be asserted in the Consolidated Action or in any court, tribunal or proceeding (including, but not limited to, any claims arising under state or federal law relating to any alleged fraud, breach of any duty, negligence, violations of federal securities laws or otherwise) (collectively "Claims"), by or on behalf of plaintiffs in the Consolidated Action and/or any member of the Class, whether individual, class, derivative, representative, legal, equitable or any other type or in any other capacity, which have arisen, arise now, or hereafter arise out of or relate in any manner whatsoever, directly or indirectly, to the allegations, facts, events, transactions, occurrences, acts, statements, representations, misrepresentations, omissions, or any other matter, thing or cause whatsoever, or any series thereof, involved, embraced, set forth, referenced in, or otherwise referred or related to, in any way, directly or indirectly, the Consolidated Action, any of the Complaints, the Merger Agreement, the Original Proposal, the Merger Proposal, the Merger, any agreements or disclosures relating to the Original Proposal, the Merger Proposal, the Merger Agreement or the Merger, including but not limited to the Proxy Statement, or the Stipulation (as defined in the Stipulation), excepting only such rights created under the Stipulation (collectively, the "Settled Claims") against any of the defendants in the Consolidated Action, their families, parent entities, affiliates, associates or subsidiaries, or each of their present or former officers, directors, stockholders, agents, employees, attorneys, representatives, advisors, investment advisors, investment bankers, commercial bankers, financial advisors, trustees, general and limited partners and partnerships, heirs, executors, personal representatives, estates, administrators, predecessors, successors, assigns, and any other person or entity acting on behalf of any defendant (collectively, the "Released Persons") are hereby fully, finally, and forever compromised, extinguished, dismissed, discharged and released with prejudice; provided however, that the Settled Claims shall not include an action to enforce compliance with the terms of the Settlement or to prosecute properly perfected appraisal rights relating to the Merger pursuant to 8 Del. C. sec. 262.

     5. The plaintiffs, Class Counsel and all members of the Class, either directly, individually, derivatively, representatively or in any other capacity, are permanently barred and enjoined from instigating, instituting, commencing, asserting, prosecuting, continuing or participating in any way in the maintenance of any of the Settled Claims in any court or tribunal of this or any other jurisdiction against any Released Person.

     6. The attorneys for the plaintiffs and the Class are awarded attorneys'
fees and reimbursement of expenses in the aggregate amount of $          , which
sum the Court finds to be fair and reasonable, to be paid exclusively by Customedix for the benefit of the Individual Defendants in accordance with the terms of the Stipulation.

     7. Without affecting the finality of this Order and Final Judgment in any way, this Court reserves jurisdiction of all matters relating to the administration and consummation of the Settlement.

                                             -----------------------------------
                                                       Vice Chancellor

                                       -2-